Exhibit 99.1

ZS Pharma to Present at the Credit Suisse Annual Healthcare Conference

COPPELL, Texas – October 28, 2014—ZS Pharma (Nasdaq: ZSPH), a biopharmaceutical company developing novel treatments for kidney, cardiovascular, liver and metabolic disorders, today announced that management will present at the Credit Suisse Annual Healthcare Conference at the Biltmore Hotel in Phoenix, Ariz. on Tuesday, November 11, 2014, at 10:30 a.m. Mountain Standard Time.

About ZS Pharma

ZS Pharma is a publicly-traded (Nasdaq: ZSPH), specialty pharmaceutical company based in Coppell, Texas. ZS Pharma’s lead therapeutic candidate, ZS-9 (sodium zirconium cyclosilicate), is an investigational treatment for hyperkalemia that is being evaluated in late-stage clinical trials to demonstrate its ability to safely and effectively remove excess potassium from the blood and maintain normal potassium levels. ZS Pharma is also pursuing the discovery of additional drug candidates that utilize its novel selective ion-trap technology for the treatment of kidney and liver diseases. Additional information is available at www.zspharma.com.

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ZS Pharma Contacts:

Adam Tomasi (Investors)	Denise Powell (Media)
ZS Pharma	Red House Consulting
650.458.4100	510.703.9491
atomasi@zspharma.com	denise@redhousecomms.com

Source: ZS Pharma